Airspan Networks Announces 2008 Form 10-K Filing

Highlights

•	Company files Form 10-K for year ended December 31, 2008 containing full year 2008 results
•	Intention to voluntarily delist the Company’s common stock from NASDAQ and deregister its common stock under the Securities Exchange Act of 1934
•	Common stock expected to continue trading in the Pink Sheets
•	Amended bank agreement reached with Silicon Valley Bank

BOCA RATON, Fla. – March 31, 2009 - Airspan Networks Inc. (NASDAQ: AIRN), a leading provider of WiMAX based broadband wireless access networks, today announced that it had filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2008, which included among other things, complete financial results for the full year 2008. Reference is herein made to the information set forth in the 10-K including the financial statements and management’s discussion and analysis of results of operations, business description, and risk factors set forth therein.

Delisting and Deregistration of Airspan’s Common Stock Under the Securities Exchange Act of 1934

Airspan intends to voluntarily delist its common stock from the NASDAQ Global Market by filing a Form 25 with the Securities and Exchange Commission on April 10, 2009. Thereafter, effective April 20, 2009, the common stock will be delisted from the NASDAQ Global Market.  After that date, the common stock will be quoted in the over-the-counter market in the “Pink Sheets,” a centralized electronic quotation service for over-the-counter securities. Airspan expects its common stock will continue to trade in the Pink Sheets, so long as market makers demonstrate an interest in trading in the Company’s common stock. A new ticker symbol for trading on the Pink Sheets will be provided as soon as it becomes available.  There is no assurance that Airspan’s common stock will continue to be actively traded on the Pink Sheets or on any other quotation medium.

Following such delisting, Airspan intends to deregister its common stock under the Securities Exchange Act of 1934 (the “Exchange Act”), and become a non-reporting company under the Exchange Act. On or about April 20, 2009, Airspan intends to file with the SEC a Form 15, Notice of Termination of Registration and Suspension of Duty to File, to terminate its reporting obligations under the Exchange Act. When Form 15 has been filed, the obligation to file reports, and other information under the Exchange Act, such as Forms 10-K, 10-Q and 8-K will be suspended. The deregistration of Airspan’s common stock under the Exchange Act will become effective 90 days after the date on which the Form 15 was filed. Airspan is eligible to deregister under the Exchange Act because its common stock is held of record by fewer than 300 persons.

In considering whether to delist and deregister, Airspan’s Board of Directors considered, among others, the following factors:

•	the ongoing direct and indirect costs of public company compliance and the disproportionate impact of the foregoing costs on results of operations;

•	the significant burden on Airspan’s management involved in the preparation of the Company’s public reports and compliance with accounting and other requirements of the Exchange Act;

•
the limited benefits to Airspan and its unaffiliated shareholders from the status as a “reporting company” in light of, among other things, the fact that the price of the common shares has been extremely low and the common shares have had limited liquidity in recent periods;

•	the availability of a means to provide continued transparency and some liquidity for stockholders in the Pink Sheets;

•	the low aggregate market capitalization of the common shares and Airspan’s possible future delisting from NASDAQ for non-compliance with continuing listing requirements;

•
the fact that due to market conditions, the low share price and low market capitalization Airspan is not currently in a position to use its public company status to issue meaningful amounts of equity securities or make acquisitions; and

•	Airspan’s belief that the number of shareholders of record is below 300.

Previously, on April 25, 2008, Airspan received a letter from the NASDAQ Stock Market (the “Notice”) notifying it that for the 30 consecutive trading days preceding the date of the Notice, the bid price of its common stock had closed below the $1.00 per share minimum required for continued listing on the NASDAQ Global Market. The Notice also stated that Airspan had been provided 180 calendar days, or until October 22, 2008, to regain compliance. NASDAQ has temporarily suspended the rules requiring a minimum $1.00 closing bid price or a minimum market value of publicly held shares with the most recent extension of that suspension now expiring on July 20, 2009. If no further extensions or other amendments to these rules are made by NASDAQ, Airspan believes that its specific date to regain compliance would have been July 27, 2009.

Amended Silicon Valley Bank Agreement

Effective March 25, 2009, Airspan and its wholly-owned subsidiary, Airspan Communications Limited, entered into an amendment and restatement of its August 1, 2006 Loan and Security Agreement, as amended (as so amended and restated, the “Loan and Security Agreement”) with Silicon Valley Bank, with respect to a revolving credit line which now expires on March 31, 2010. A complete copy of the new Loan and Security Agreement has been filed with Airspan’s Current Report on Form 8-K dated March 31, 2009.

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About Airspan Networks Inc.

Airspan is a leading WiMAX pure player and the solution-provider of choice for some of the world’s largest WiMAX deployments.  Developing leading-edge technology for broadband access and IP telephony, Airspan continues to supply operators around the world with best-of-breed solutions.  With direct sales offices throughout Asia, EMEA and the Americas, a worldwide network of resellers and agents, and partnership alliances with major OEMs, Airspan boasts over 100 commercial WiMAX deployments worldwide.  www.airspan.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements, other than statements of historical facts, including statements regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management, may be deemed to be forward-looking statements.  The words "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "will," "would" and similar expressions or negative variations thereof are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.  We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements.  There are a number of important factors that could cause actual results or events to differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Investors and others are therefore cautioned that a variety of factors, including certain risks, may affect our business and cause actual results to differ materially from those set forth in the forward-looking statements.  The Company is subject to the risks and uncertainties described in its Annual Report on Form 10-K for the year ended December 31, 2008, filed today with the Securities and Exchange Commission.  You should read those factors as being applicable to all related forward-looking statements wherever they appear in this press release.  We do not assume any obligation to update any forward-looking statements.

For Investor Relations and Media Inquiries, contact:

David Brant
Senior Vice President & Chief Financial Officer
Airspan Networks Inc.
Tel:  +1 561 893-8650
Fax:  +1 561 893-8681
Email: dbrant@airspan.com

Charlotte Laurent-Ottomane
Investor Relations
Tel:  +1 561 395 4581
Email:  clottomane@airspan.com